UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 7, 2004

MIDWAY GAMES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois	60618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 961-2222

Item 1.	Change of Control.

Based upon a Form 4 filed with the SEC by Sumner M. Redstone on May 10, 2004, Mr. Redstone and National Amusements, Inc. held, as of May 7, 2004, direct and indirect beneficial ownership of 29,525,782 and 4,785,171 shares, respectively, of our common stock.  Mr. Redstone’s reported shares include 17,500 shares held by his wife, Paula Redstone, with respect to which shares Mr. Redstone disclaims beneficial ownership.  As a result of his stock ownership in National Amusements, Mr. Redstone is deemed the beneficial owner of the shares of common stock owned by National Amusements.  Therefore, on May 7, 2004, Mr. Redstone and National Amusements held a total of 34,310,953 shares of our common stock, or 50.29% of the 68,220,901 shares of our common stock outstanding on that date, giving them control of Midway through the voting power over a majority of the shares of our outstanding common stock.

As of May 19, 2004 (based upon a Form 4 filed with the SEC by Mr. Redstone and National Amusements on May 20, 2004), Mr. Redstone and National Amusements have increased their holdings to 40,471,166 shares of our common stock, or 59.07% of our 68,510,634 shares of common stock outstanding on that date.  On April 11, 2003, Mr. Redstone filed amendment 16 to his Schedule 13D reporting beneficial ownership of 29.47% of our then outstanding common stock.

On April 28, 2004, Mr. Redstone filed amendment 41 to his Schedule 13D stating that he intends to acquire at least 60% of our outstanding voting stock, depending on price and availability of our stock and surrounding market conditions.  Mr. Redstone’s and National Amusements’ recent purchases have been open market purchases.

We have not had a majority stockholder, prior to May 7, 2004, since our former parent company, WMS Industries Inc. spun off its majority interest on April 6, 1998.

According to their SEC filings, purchases of our common stock by Mr. Redstone were made by using his personal funds as well as through margin and cash accounts at Bear Stearns and purchases of our common stock by National Amusements were made through its margin account at Bear Stearns.

                Mr. Redstone and National Amusements requested that two persons designated by them, Shari E. Redstone and Kenneth D. Cron, be nominated for election to our Board of Directors effective as of our next annual meeting of stockholders, scheduled for June 10, 2004.  They also advised us that they think it appropriate that the size of our Board be reduced from 11 to not more than 8 members, and that the 6 incumbent directors who are standing for re-election at our upcoming annual meeting also be nominated for re-election.   After consideration of Mr. Redstone’s and National Amusements’ views, our Board has approved the reduction in the size of our Board, effective at the annual meeting, and nominated Ms. Redstone, Mr. Cron and the 6 incumbent directors indicated in the proxy statement.

Mr. Redstone and National Amusements have advised us that they intend to cause all shares of our common stock beneficially owned by them to be voted in favor of the election of each of the eight nominees for directors and the ratification of the appointment of Ernst & Young LLP to serve as our independent auditor for fiscal year 2004 at our upcoming annual meeting.

Item 5.	Other Events and Regulation FD Disclosure.

On May 20, 2004, Midway Games Inc. issued a press release, a copy of which is attached to this report as Exhibit 99.1.  Exhibit 99.1 is incorporated herein by this reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibits	Description
	99.1	Press Release of Midway Games Inc. dated May 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

May 20, 2004	By:	/s/ David F. Zucker
David F. Zucker
Chief Executive Officer

Exhibit Index

Exhibits	Description
99.1	Press Release of Midway Games Inc. dated May 20, 2004